Exhibit 11
                 Statement Re: Computation of Per Share Earnings


                         Three Months Ended             Nine Months Ended
                            July 31, 1998                 July 31, 1998
                       --------------------          ----------------------
                       1998           1997             1998           1997
                       --------------------          ----------------------
(in thousands, except per share amount)

                  Basic  Diluted  Basic  Diluted  Basic  Diluted  Basic  Diluted
                  ------------------------------   -----------------------------

Net income       $1,830  $1,830  $2,534  $2,534   $8,286  $8,286  $9,750  $9,750

Weighted average
  shares
  outstanding     6,472   6,472   6,536   6,536    6,528   6,528   6,535   6,535

Assumed issuances
  under stock
  option plans       -      192      -      154       -      192      -      140
                   ------------------------------   ----------------------------
                  6,472   6,664   6,536   6,690    6,528   6,720   6,535   6,675


Earnings per
  common share    $0.28   $0.27   $0.39   $0.38    $1.27   $1.23   $1.49   $1.46
                   ==============================  =============================